                                                                      Exhibit 10

                            THE J. M. SMUCKER COMPANY
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


ARTICLE 1.   ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. The J. M. Smucker Company hereby establishes a stock option plan to be known as the "The J. M. Smucker Company Nonemployee Director Stock Option Plan" (the "Plan"), as set forth in this document. The Plan provides for the grant of stock options by the Company to the Nonemployee Directors, subject to the terms and provisions set forth herein.

         Upon approval by the Board of Directors of the Company and approval by the shareholders of the Company, the Plan shall become effective as of September 1, 2001 (the "Effective Date"), and shall remain in effect as provided in
Section 1.3 herein.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to provide compensation to the Nonemployee Directors in an effort to attract and retain Nonemployee Directors of outstanding competence.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 4.9. However, in no event may an award be granted under the Plan on or after September 1, 2011. The maximum number of Shares subject to Options granted under the Plan shall be 100,000 (as adjusted pursuant to Section 4.7), which Shares may be original issue shares or may be treasury shares.


ARTICLE 2.   DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below when the initial letter of the word is capitalized:

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Committee" means the Executive Compensation Committee of the Board of Directors of the Company.

         "Company" means The J. M. Smucker Company, an Ohio corporation, together with any and all subsidiaries, and any successor thereto.

         "Date of Grant" means September 1 of each year.

         "Director" means any individual who is a member of the Board of Directors of the Company.

         "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         "Fair Market Value" shall mean the average of the high and low quoted sales prices for Shares on the Date of Grant as reported on the New York Stock Exchange composite price index (or other similar source), or if there were no sales on such date, the average of the high and low quoted sales prices on the nearest day before and the nearest day after the Date of Grant.

         "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is neither a current nor a retired employee of the Company.

         "Option" means, individually or collectively, an award to purchase Shares under this Plan.

         "Share" or "Shares" means the Common Shares of the Company, no par value, or such other securities as may have been substituted for such Shares pursuant to any adjustment under Section 4.7 of the Plan.


ARTICLE 3.   ADMINISTRATION

         3.1 THE EXECUTIVE COMPENSATION COMMITTEE. The Plan shall be administered by the Committee, subject to the restrictions set forth in the Plan.

         3.2 ADMINISTRATION BY THE COMMITTEE. The Committee shall have the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the Plan, and all related orders or resolutions of the Committee, shall be final, conclusive, and binding on all persons, including the Company, its shareholders, and Nonemployee Directors, and their estates and beneficiaries.


ARTICLE 4.   TERMS OF OPTIONS

         4.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each scheduled Award under the Plan.

         4.2 GRANTS OF STOCK OPTIONS TO NONEMPLOYEE DIRECTORS. Except as otherwise determined by the Committee, on the Date of Grant and on the annual anniversary of the Date of Grant and for 10 years thereafter, each eligible Nonemployee Director shall receive Options for the purchase of 1,500 Shares.

         4.3 VESTING OF STOCK OPTIONS. A Nonemployee Director's Options shall be vested 100 percent six months from the Date of Grant if he/she has served continuously as a Nonemployee Director until such date.

         4.4 DURATION OF OPTIONS. No Option shall run for more than 10 years from the date granted. Unless otherwise determined by the Committee, no Option shall be transferable by the Nonemployee Director otherwise than by will or the laws of descent and distribution. Options shall be exercisable during the optionee's lifetime only by him or her or by his or her guardian or legal representative.

         4.5 PRICE OF OPTIONS. The Option price shall be equal to the Fair Market Value of the Shares covered by the Option on the date the Option is granted. The Option price shall be payable (i) in cash or by check acceptable to the Company, (ii) at the discretion of the Committee, by the transfer to the Company by the optionee of Common Shares owned by the optionee for at least six months and having a value at the time of exercise equal to the total Option price, or (iii) by a combination of such methods of payment.

         4.6 ACCELERATION OF OPTIONS. If the Nonemployee Director should die or become permanently and totally disabled (as determined by the Committee) while acting as a Director, any Option granted pursuant to this Plan shall, notwithstanding the provisions of Section 4.3, immediately become exercisable in full. To the extent exercisable, the Options may be exercised in whole or in part from time to time.

         The Options shall become immediately exercisable in full upon the happening of any of the following events: (i) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company), (ii) the occurrence of or the signing of any agreement for a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), or majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code) involving the Company and as a result of which the holders of shares of the Company prior to the transaction become, or will become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation as entitle them to exercise less than one-third of the voting power of such corporation in the election of directors, (iii) the signing of any agreement for the sale of all or substantially all of the assets of the Company, (iv) adoption of any resolution of reorganization or dissolution of the Company by the shareholders, (v) the occurrence of any other event or series of events, which, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of the Company, (vi) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period), or (vii) the acquisition by any person (including a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than the Company (or any of its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities, unless such acquisition is approved by the vote of at least two-thirds of the Directors of the Company then in office. If any such tender offer, merger, consolidation, combination, majority share acquisition sale, reorganization, liquidation, acquisition, or other event or series of events mentioned in the immediately preceding sentence shall be abandoned, the Board of Directors may by notice to the Director nullify the effect of the preceding sentence and reinstate the provisions of Section 4.3, but without prejudice to any exercise of Options that may have occurred prior to such nullification.

         4.7 ADJUSTMENT TO OPTIONS. The Committee may make or provide for such adjustments in the Option price and in the number or kind of Common Shares or other securities covered by outstanding Options as it, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, or (ii) any merger, consolidation, separation, reorganization, partial or complete liquidation, or issuance of rights or warrants to purchase stock, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Specifically, but without limitation, where any transaction or event referred to herein would result in a change in the control of the Company, the Committee, in its discretion, may provide in substitution for unexercised Options then outstanding such alternative Options or other consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all such unexercised Options. The Committee may also make or provide for such adjustments in the number or kind of Common Shares or other securities which may be sold under this Plan as it in its sole discretion exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4.7.

         4.8 OPTION AGREEMENT. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding Option may with the concurrence of the affected optionee be amended, by the Committee, provided that the terms and conditions of each such Stock Option Agreement and amendment are not inconsistent with this Plan.

         4.9 TERMINATION OR AMENDMENT TO STOCK OPTION PLAN. This Plan may be amended from time to time by the Board of Directors; provided, however, that without further approval by the shareholders of the Company, no such amendment shall (i) increase the aggregate number of Common Shares that may be issued and sold under this Plan (except that adjustments authorized by the last sentence of Section 4.7 shall not be limited by this provision), or (ii) change the designation in Section 4.1 of the class of Directors eligible to receive Options. Additionally, the Company shall submit to a vote of the shareholders any other change that may be required to be submitted to the shareholders by the rules or regulations of the New York Stock Exchange.

         4.10 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect any Option previously provided under the Plan, without the written consent of the participant holding the Option.


ARTICLE 5.   MISCELLANEOUS

         5.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         5.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         5.3 NON-ALIENATION OF INTEREST. Except as permitted by this Plan, no right or interest under this Plan of any participant or beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment, or other legal process, or (iii) in any manner liable for or subject to the debts or liabilities of the participant or his or her beneficiary.

         5.4 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

         5.5 SUCCESSORS. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         5.6 REQUIREMENTS OF LAW. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         5.7 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal, substantive laws of the State of Ohio.